Exhibit 10.1

THE HERSHEY COMPANY
COMPENSATION LIMIT REPLACEMENT PLAN
(Generally Effective as of January 1, 2007)

I.             PURPOSE OF PLAN

The purpose of The Hershey Company Compensation Limit Replacement Plan (hereinafter called the "Plan") is to ensure that the amount of future retirement benefits of executives of The Hershey Company (hereinafter called the "Company") are not reduced by federally regulated limits on the amount of compensation that may be included in the calculation of retirement benefits payable from the Company’s qualified Retirement Plan.

II.            DEFINITIONS

The following words and phrases as used in this Plan shall have the following meanings unless a different meaning is plainly required by the context:

(a)
"Average Annual Earnings” as of any date during a Participants' employment with an Employer means the average of the Participant's Earnings for the five (5) calendar years preceding such date of calculation.

(b)	"Code" means the Internal Revenue Code of 1986, as amended from time to time.

(c)	"Committee" means the Compensation and Executive Organization Committee of the Company’s Board of Directors.

(d)	"Company's Retirement Plan" means The Hershey Company Retirement Plan, as in effect from time to time and any successor plan thereto.

(e)	"Credits" means the sum of the Participant's Basic Credits, Prior Service Credits, Supplemental Prior Service Credits, and Periodic Adjustment Credits.

(f)	"DB SERP" means the Hershey Company Supplemental Executive Retirement Plan, which provides a nonqualified, defined benefit pension.

(g)	"DC SERP" means the Defined Contribution Supplemental Executive Retirement Plan benefit of The Hershey Company Deferred Compensation Plan.

(h)
"Earnings," for purposes of this Plan, shall have the same meaning as provided in Section 1.18 of the Company's Retirement Plan, as such section may be amended from time to time, except that such Earnings shall not be subject to the compensation limits of Section 401(a)(17) of the Code.

(i)	"Excess Account" as of a determination date equals the excess of:

1.	the sum of the Credits to the Participant's Accounts (including Grandfather benefits) for all years ending on or before the determination date, including years prior to the Effective Date, that would have been made under Article 4 of the Company's Retirement Plan, if Earnings and Average Annual Earnings defined in this Plan were used in such calculation, over

2.
the sum of the Credits to the Participant's Account (including Grandfather benefits) in all years ending on the determination date, including years prior to the Effective Date, under Article 4 of the Company's Retirement Plan.

Notwithstanding the foregoing, for purposes of determining the Excess Account of any Participant eligible for the DC SERP, the Credits to the Participant’s Accounts determined under subsections 1 and 2 above for periods of participation in DC SERP shall be determined by assuming pay-based credits equal 3% of "Earnings" (as defined in this Plan or under the Company’s Retirement Plan, as applicable).

(j)	"Effective Date" means January 1, 2007.

(k)	"For Cause" means the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this definition, no act or failure to act, on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company. Any act or failure to act, based on prior approval given by the Board of Directors of the Company (the "Board") or upon the instruction or with the approval of the Chief Executive Officer or the Employee's superior or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interest of the Company.

(l)	"Participant" means an employee of the Company who becomes eligible to receive a benefit under this Plan in accordance with the provisions of Paragraph III.

All of the capitalized terms used in this Plan and not defined herein shall have the same meaning as in the Company's Retirement Plan, as may be amended from time to time.

III.           ELIGIBILITY

(a)
A U.S. paid executive who is an employee of the Company shall be a participant in this Plan if (i) he is an active participant in the Company's Retirement Plan on or after January 1, 1995, and (ii) his pension benefit, determined on the basis of the provisions of the Company's Retirement Plan without regard to the limitations of Section 415 or Section 401(a)(17) of the Code, would exceed the benefit payable from the Company's Retirement Plan with regard to such limits. An employee of the Company hired on or after the Effective Date shall not be a participant in this Plan.

(b)
In the event that a Participant in this Plan becomes eligible to participate in the DB SERP, the Participant shall no longer be eligible to participate in this Plan or to receive a benefit hereunder, even for periods prior to his participation in the DB SERP.

(c)
In the event that an employee who is a participant in the DB SERP becomes ineligible to participate in the DB SERP or terminates employment prior to meeting the criteria required to receive benefits under the DB SERP, such employee shall become eligible to participate in this Plan, and to receive a benefit hereunder for all years in which he would have been a Participant, but for his participation in the DB SERP.

(d)
Any employee who terminated employment during 1994 and would have qualified as a Participant and earned a benefit under this Plan had it been adopted prior to the employee's termination date shall be considered a Participant in this Plan, and shall be entitled to receive a benefit under Section IV hereof.

IV.           BENEFITS

(a)	Retirement

An employee who qualifies as a Participant and who retires or whose employment is otherwise terminated other than For Cause on or after his "Early Retirement Date" (as determined under the Company's Retirement Plan)  shall be entitled under this Plan to receive a retirement benefit equal to the lump sum value of his Excess Account, determined as of the Participant's date of termination of employment with the Company.

(b)	Termination

An employee who qualified as a Participant and who terminates employment other than For Cause prior to his Early Retirement Date but after becoming fully vested under the terms of the Company's Retirement Plan shall be entitled to a benefit equal to the lump sum value of his Excess Account as of the employee's date of termination of employment with the Company.

(c)	Pre-retirement Death

If a Participant dies prior to his Early Retirement Date, the Designated Beneficiary of the Participant shall be entitled to the lump sum value of the Participant's Excess Account as of the date of Participant's death.

(d)	Disability

If a Participant becomes Disabled prior to his Normal Retirement Date and while employed by the Company, the employee shall, to the extent his pension benefit, determined on the basis of the provisions of the Company's Retirement Plan, without regard to the limitations of Section 415 or Section 401(a)(17) of the Code, would exceed the benefit payable from the Company's Retirement Plan with regard to such limits, continue to accrue credits to his Excess Account during the period the Participant is disabled up until his Normal Retirement Date. The pay credits, if any, during this period will be determined based on the method described in Section 5.2 of the Company's Retirement Plan.

V.           DISTRIBUTION AND FORM OF PAYMENT

(a)           Form of Payment

Benefits payable under Sections IV(a), IV(b), and IV(c) of this Plan shall be payable in a lump sum cash payment as soon as administratively practicable following the earliest of the date of a Participant’s (i) retirement, (ii) termination of employment, or (ii) death prior to his termination from employment.  Amounts payable under this Plan may be deferred under the Hershey Company Deferred Compensation Plan pursuant to the deferral election rules contained in that Plan.

(b)           Distribution to Key Employees

In the case of a Separation from Service of a Key Employee, a lump sum cash payment payable under Sections IV(a) or IV(b) of this Plan may not be made before the date which is six (6) months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee) (hereinafter called the "Waiting Period").  The lump sum cash payment that is otherwise payable to a Key Employee under Sections IV(a) or IV(b) of this Plan shall accrue interest during the Waiting Period at a rate equal to the HRA Crediting Rate.

(c)           Definitions

For purposes of this Section V:

(i)
"Key Employee" means a "specified employee" as determined by the Employee Benefits Committee of the Company using the standards set out under Code section 409A(a)(2)(B)(i) (i.e., a key employee (as defined under Code section 416(i) without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise) and applicable Treasury regulations and other guidance under Code section 409A);

(ii)	"Separation from Service" means a termination of employment within the meaning of Code section 409A and applicable Treasury regulations and other guidance under Code section 409A; and

(iii)
"HRA Crediting Rate" means a periodic adjustment percentage equal to the average of one-year Treasury Constant Maturities as published in the Federal Reserve Statistical Release H.15(519) of the Board of Governors of the Federal Reserve System, measured on the first business day of October, November and December of the year immediately preceding the Plan Year.  The average rate shall be calculated and rounded to the nearest one-hundredth of a percentage point.  Notwithstanding the preceding sentence, the periodic adjustment percentage shall not exceed twelve (12) percent and shall not be less than three (3) percent in any Plan Year.

VI.           CHANGE IN CONTROL

(a)
Upon the occurrence of a Change In Control, a Participant shall have a vested right to receive, upon his retirement or other termination of employment with the Company and notwithstanding his Years of Service, the value of his Excess Account as of his date of retirement or other termination of employment. In addition, a Participant shall have a vested right to receive the value of his Excess Account, notwithstanding his Years of Service, if such Participant's employment with the Company was terminated, (i) at the request of a third party who has taken steps reasonably calculated to effect a Change In Control, or (ii) in connection with or in anticipation of a Change In Control.

(b)	For purposes of this Paragraph, a "Change In Control" means:

1.
The acquisition or holding by any Person of beneficial ownership (within the meaning of Section 13(d) under the Exchange Act of shares of the Common Stock and/or the Class B Common Stock of the Company representing 25% or more of either (i) the total number of then outstanding shares of both Common Stock and Class B Common Stock of the Company (the "Outstanding Company Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Power"), provided that, at the time of such acquisition or holding of beneficial ownership of any such shares, the Hershey Trust does not beneficially own more than 50% of the Outstanding Company Voting Power; and provided, further, that any such acquisition or holding of beneficial ownership of shares of either Common Stock or Class B Common Stock of the Company by any of the following entities shall not by itself constitute such a Change In Control hereunder: (i) the Hershey Trust; (ii) any trust established by the Company, or by any Subsidiary, for the benefit of the Company and/or its employees or those of any Subsidiary; or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or by any Subsidiary; or

2.
The approval by the stockholders of the Company of any merger, reorganization, recapitalization, consolidation or other form of business combination (a "Business Combination") if, following consummation of such Business Combination, the Hershey Trust does not beneficially own more than 50% of the total voting power of all outstanding voting securities of the surviving entity or entities; or

3.
The approval by the stockholders of the Company of (i) any sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation as to which the Hershey Trust beneficially owns more than 50% of the total voting power of all outstanding voting securities, or (ii) a liquidation or dissolution of the Company.

(c)
For purposes of this Paragraph:  (i) "Hershey Trust" means either or both of (a) the Hershey Trust Company, a Pennsylvania corporation, as trustee of the Milton Hershey School, or any successor of the Hershey Trust Company as such trustee, and (b) the Milton Hershey School, a Pennsylvania not-for-profit corporation; (ii) "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; and (iii) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof.

VII.	ADMINISTRATION OF THE PLAN

The Committee is charged with the administration of the Plan. It shall have full power and authority to construe and interpret the Plan. Its decisions shall be final, conclusive and binding on all parties.

VIII.	PAYMENT OF BENEFITS

Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant, his spouse or any other person. Benefits under the Plan shall be paid out of the general assets of the Company. No person other than the Company shall by virtue of the provisions of the Plan have any interest in such assets. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The right of the Participant or any other person to the payment of benefits under the Plan shall not be assigned, transferred, pledged, or encumbered; such payments and the right thereto are expressly declared to be non-assignable and non-transferable. No payments hereunder shall be subject to the claim of the creditor of the Participant nor of any other person entitled to payments hereunder. Any payments required to be made pursuant to the Plan to a person who is under legal disability may be made by the Company to or for the benefit of such person in such of the following ways as the Committee shall determine:

(a)	directly to such person,
(b)	to the legal representative of such person,
(c)	to a near relative of such person to be used for the latter's benefit, or
(d)	directly in payment of expenses of support, maintenance or education of such person.

The Company shall not be required to see the application by any third party of any payments made pursuant to the Plan.

IX.	EFFECTIVE DATE OF PLAN

Except as specifically provided herein, this amendment and restatement of the Plan shall be effective January 1, 2007.

X.	AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

The Board of Directors of the Company may, at any time, suspend or terminate the Plan. The Board may also, from time to time, amend the Plan in such respects as it may deem advisable in order that benefits provided hereunder may conform to any change in the law or in other respects which the Board deems to be in the best interest of the Company. No such amendment shall adversely affect any right of any Participant or his spouse to benefits hereunder that have become payable (i.e. the Participant has five Years of Service with the Company) prior to the effective date of the amendment without the consent of such Participant or spouse. Any benefits payable under the terms of the Plan at the time of termination of the Plan shall remain in effect according to their original terms, or such alternate terms as may be in the best interests of both parties and agreed to by the Participant or his surviving spouse.

IN WITNESS WHEREOF, The Hershey Company has caused The Hershey Company Compensation Limit Replacement Plan to be adopted as of the 3rd day of October, 2006.

THE HERSHEY COMPANY
By: /s/ Marcella K. Arline
Marcella K. Arline Senior Vice President, Chief People Officer